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                                                                    EXHIBIT 4.3

                                GREY WOLF, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") made as of February 24, 2000, by and between GREY WOLF, INC., a corporation organized under the laws of the State of Texas (the "Corporation"), and _______________, an individual (the "Optionee");

                                  WITNESSETH:

         WHEREAS, the Corporation is desirous of providing incentive to the Optionee to further the business of the Corporation and the Corporation has agreed to grant the Optionee options to purchase shares of common stock, $0.10 par value ("Common Stock"), of the Corporation; and

         WHEREAS, by granting the Optionee options to purchase shares of Common Stock pursuant to the terms of this Agreement, the Corporation intends to carry out the purposes set forth in the 1996 Employee Stock Option Plan of the Corporation (the "Plan") adopted by the Board of Directors of the Corporation (the "Board of Directors") effective July 29, 1996, the shareholders of the Corporation effective as of August 27, 1996, and amended by the shareholders of the corporation on May 4, 1999; and

         WHEREAS, the Corporation and the Optionee desire to set forth the terms and conditions of such options to purchase Common Stock;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Corporation hereby grants to the Optionee a non-qualified option (the "Option") to purchase all or any part of an aggregate number of _______ shares of Common Stock (such shares, as increased or decreased in accordance with Section 9 hereof, being referred to hereinafter as the "Option Shares") at an exercise price of $______ per share (hereinafter the "Exercise Price").

         2. Exercise Period. The Option shall be exercisable by Optionee as to twenty (20%) of the Option Shares one (1) year after the date of this Agreement, as to an additional twenty percent (20%) of the Option Shares two
(2) years after the date of this Agreement, as to an additional twenty percent (20%) of the Option Shares three (3) years after the date of this Agreement, as to an additional twenty percent (20%) of the Option Shares four (4) years after the date of this Agreement, until the fifth anniversary of the date of this Agreement, after which time the Option shall be exercisable in full. The Option shall expire and terminate as to any Option Shares not purchased by the Optionee on or before the tenth anniversary of the date of this Agreement (the "Expiration Date"),


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subject to earlier termination as set forth herein. Notwithstanding any other provision of this Agreement to the contrary, the Option shall be immediately exercisable by Optionee as to one hundred percent (100%) of the Option Shares as provided in Section 11(d) of this Agreement.

         3. Method of Exercising the Option. The Option shall be exercised by the Optionee delivering to the Corporation (i) written notice from the Optionee stating that the Optionee is exercising the Option and specifying the number of Option Shares that the Optionee is entitled to purchase (the "Notice"), which shall be in form and content identical to Annex I hereto and (ii) the aggregate Exercise Price (the "Payment") for the number of Option Shares that the Optionee is entitled to purchase, which Exercise Price must be in the form of
(a) cash or a cashier's or certified check payable to the order of the Corporation, or (b) the tender to the Corporation of such number of shares of Common Stock owned by the Optionee having an aggregate fair market value as of the date of exercise that is not greater than the total Exercise Price for the shares of Common Stock with respect to which the Option is being exercised and by paying in cash or cashiers check payable to the Corporation the remaining amount of the Exercise Price.

         4. Transferability of Option. The Option shall not be transferable or assignable, in whole or in part, and except as otherwise provided in Section 11 of this Agreement or by will or the laws of descent or distribution. The Option shall be exercisable (i) only by the Optionee during his lifetime, or (ii) in the event of his death, by his heirs, representatives, distributees, or legatees in accordance with his will or the laws of descent and distribution (but only to the extent that the Option would be exercisable by the Optionee under this Agreement).

         5. Payment of Taxes Upon Exercise. The Optionee understands and acknowledges that under currently applicable law, the Optionee may be required to include in the Optionee's taxable income, at the time of exercise of the Option, the amount by which the value of the Option Shares purchased (the "Exercise Shares") exceeds the Exercise Price paid. The Optionee hereby authorizes the Corporation to withhold Exercise Shares of a value equivalent to the amount of tax required to be withheld by the Corporation out of any taxable income derived by the Optionee upon exercise of the Option; provided, however, that the Optionee may, in the alternative, in order to satisfy such withholding requirement, deliver to the Corporation cash or other shares of Common Stock owned by the Optionee.

         6. Investment Representation. The Optionee represents that the Option Shares available for purchase by the Optionee under this Agreement will be acquired only for investment and not with a view toward resale or distribution.


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         7. Securities Law Requirements; Legends. The Optionee agrees and understands that the Option Shares may be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, assigned or transferred, unless the sale, assignment or transfer of such shares is registered under the Securities Act and applicable blue sky laws, as now in effect or hereafter amended, or there is furnished an opinion of counsel in form and substance satisfactory to the Corporation from counsel acceptable to the Corporation that such registrations are not required. The Optionee further understands and agrees that, unless issued pursuant to an effective registration statement under the Securities Act, the following legend shall be set forth on each certificate representing Option Shares:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE BLUE SKY LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL FOR THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH SALE, ASSIGNMENT OR TRANSFER."

         In addition, the following legend shall be placed on each certificate representing Option Shares:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY THE TERMS OF THE 1996 EMPLOYEE STOCK OPTION PLAN OF THE CORPORATION, DATED JULY 29, 1996, WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND A COPY OF WHICH WILL BE PROVIDED FOR INSPECTION UPON WRITTEN REQUEST."

         8. No Rights as Shareholder. The Optionee shall not have any rights as a shareholder with respect to any of the Option Shares until the date of issuance by the Corporation to the Optionee of a stock certificate representing such Option Shares. Except as otherwise provided in Section 9 hereof, the Optionee shall not be entitled to any dividends, cash or otherwise, or any adjustment of the Option Shares for such dividends, if the record date therefor is prior to the date of issuance of such stock certificate. Upon valid exercise of the Option by the Optionee, the Corporation agrees to cause a valid stock certificate for the number of Option Shares then purchased to be issued and delivered to the Optionee within seven (7) business days thereafter.

         9. Corporate Proceedings of the Corporation.

                  (a) The existence of the Option shall not affect in any way the right or power of the Corporation or its officers, directors and shareholders, as the case may be, to (i) make or authorize any adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Corporation, (ii) participate in any merger or consolidation of the Corporation, (iii) issue any Common Stock, bonds, debentures, preferred or prior preference stock or any other securities affecting the Common Stock or the rights of holders thereof, (iv) dissolve or liquidate the Corporation, (v) sell or transfer all or any part of the assets or


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         business of the Corporation, or (vi) perform any other corporate act or proceedings, whether of a similar character or otherwise.

                  (b) If the Corporation merges into or with or consolidates with (such events collectively referred herein as a "Merger") any corporation or corporations and is not the surviving corporation, then the surviving corporation may assume the Option or substitute a new option of the surviving corporation for the Option; provided, however, that the excess of the aggregate fair market value of the securities subject to the Option immediately after such assumption, or the new option immediately after such substitution, over the aggregate Exercise Price of such shares must be, based upon a good faith determination by the Board of Directors of the Corporation, not less than the excess of the aggregate fair market value of the Common Stock subject to the Option immediately before such substitution or assumption over the aggregate Exercise Price of such Common Stock.

                  (c) In the event that the surviving corporation does not utilize the provisions of (b) above, or in the event of a dissolution or liquidation of the Corporation, the Corporation shall cause written notice of such Merger or dissolution or liquidation (and the material terms and conditions thereof) to be delivered to the Optionee at least ten (10) days prior to the proposed effective date (the "Effective Date") of such event. The Optionee shall be entitled to exercise the Option (as to all Option Shares, whether or not the Option is then otherwise exercisable under Section 2) until the Effective Date, or until the Expiration Date if earlier. To the extent that the Merger or liquidation is consummated after the Effective Date, the Option shall terminate and the Corporation shall have no further obligations of any type hereunder. The provisions of this paragraph shall not apply to any merger or reorganization, the principal purpose of which is to change the jurisdiction of the domicile of the Corporation.

                  (d) If, while the Option is outstanding, the Corporation shall effect a subdivision or consolidation of the shares of Common Stock or other capital readjustment, the payment of a common stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of shares of Common Stock outstanding, the number of Option Shares shall be proportionately increased, and the per share Exercise Price shall be proportionately reduced, and (ii) in the event of a reduction in the number of shares of Common Stock outstanding, the number of Option Shares shall be proportionately reduced, and the per share Exercise Price shall be proportionately increased. No fractional share of Common Stock shall be issued upon any such exercise and the Exercise Price shall be appropriately reduced on account of any fractional share not issued.

                  (e) The issuance by the Corporation of shares of stock of any class of securities convertible into shares of stock of any class, including Common Stock, for cash, property, labor or services rendered, either upon direct sale or upon the exercise of rights, options, or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or the Exercise Price.


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         10. Registration Rights. The Optionee shall have no registration rights with respect to the Option Shares.

         11. Termination.

                  (a) Except as otherwise provided in this Section 11, if the Optionee for any reason whatsoever, other than death or permanent and total disability, as defined in (b) below, ceases to be employed by the Corporation, or a parent or subsidiary corporation of the Corporation, and prior to such cessation, the Optionee was employed at all times from the date of the granting of the Option until the date of such cessation, the Option must be exercised by the Optionee (to the extent that the Optionee is entitled to do so at the date of cessation) within three (3) months following the date of cessation of employment, subject to the Expiration Date; provided, however, that if the Optionee is terminated for cause, the Option will immediately terminate. Notwithstanding the foregoing, the Corporation may, in its sole discretion, extend for a reasonable period the time in which the Optionee may exercise the Option after the date of cessation of employment, subject to the Expiration Date.

                  (b) If the Optionee becomes permanently and totally disabled, as hereinafter defined, while employed by the Corporation or a parent or subsidiary corporation of the Corporation, and prior to such disability the Optionee was employed at all times from the date of the granting of the Option until the date of disability, the Option must be exercised by the Optionee (to the extent that the Optionee is entitled to do so at the date of disability) at any time within one
         (1) year after the date of disability or the Expiration Date, whichever is earlier, and if not so exercised, the option shall thereupon terminate.

                  "Permanently and totally disabled" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. In the absence of any specific requirements for this determination, the decision of the Corporation, as aided by any physicians designated by the Corporation shall be conclusive and the Corporation shall send written notice to the Optionee of the determination that the Optionee has become permanently and totally disabled.

                  (c) In the event that the Optionee dies while employed by the Corporation or a parent or subsidiary corporation of the Corporation, and prior to death the Optionee was employed at all times from the date of the granting of the Option until the date of death, the Option must be exercised (to the extent that the Optionee is entitled to do so at the date of death) by a legatee or legatees of the Optionee under the Optionee's will, or by the Optionee's personal representatives or distributes, at any time within one (1) year after the date of death or the Expiration Date, whichever is earlier, and if not so exercised, the Option shall thereupon terminate.


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                  (d) Notwithstanding the foregoing, the Optionee may exercise the Option as to all of the Option Shares (whether previously exercisable or not) on or before one (1) year after the termination of Optionee's employment if (i) a Change of Control of the Corporation shall be deemed to have occurred and (ii) within one (1) year of the date a Change of Control of the Corporation shall be deemed to have occurred, Optionee's employment with the Corporation is terminated for any reason other than (a) voluntary resignation or retirement, (b) death or permanent and total disability, or (c) Cause.

                  For the purposes of this Agreement, a "Change of Control of the Corporation" shall be deemed to have occurred if after the effective date of this Agreement (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 [the "Act"]), directly or indirectly, or securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities; (ii) there occurs a proxy contest or a consent solicitation, or the Corporation is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (ii) of this paragraph, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                  For purposes of this Agreement, the term "Cause" shall mean and include (i) chronic alcoholism or controlled substance abuse as determined by a doctor mutually acceptable to the Corporation and the Optionee, (ii) an act of proven fraud or dishonesty on the part of the Optionee with respect to the Corporation or its subsidiaries; (iii) knowing and material failure by the Optionee to comply with material applicable laws and regulations relating to the business of the Company or its subsidiaries; (iv) the Optionee's material and continuing failure to perform (as opposed to unsatisfactory performance) his duties to the Corporation except, in each case, where such failure or breach is caused by the illness or other similar incapacity or disability of the Optionee; or (v) conviction of a misdemeanor involving moral turpitude or a felony. Prior to the effectiveness of termination for Cause under subclause (i), (ii),
         (iii) or (iv) above, the Optionee shall be given 30 days' prior notice from the Board specifically identifying the reasons which are alleged to constitute Cause hereunder and an opportunity to be heard by the Board in the event Optionee disputes such allegations.

               Nothing in (a), (b), (c) or (d) shall extend the time for exercising the Option granted pursuant to this Agreement beyond the Expiration Date.

         12. Disposition of Stock After Exercise of Option. Notwithstanding any other provision of this Agreement to the contrary, in consideration of the granting of the Option, the Optionee agrees


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not to dispose of any Option Shares without the prior approval of the
Corporation unless such shares have been registered under the Securities Act.

         13. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received through U.S. Express Mail or any private express service (as evidenced by a written receipt), or, if earlier, and regardless of whether actually received (except where receipt is specified in this Agreement), four (4) days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage fully prepaid, addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this Section:

         If to the Corporation:          GREY WOLF, Inc.
                                         10370 Richmond Ave., Suite 600
                                         Houston, Texas  77042
                                         Attn:  President

         If to Optionee:                 ----------------------

                                         ----------------------

                                         ----------------------

         14. Transferability; Binding Effect. The Option shall be transferable only as set forth in Section 4. Subject to the foregoing, all covenants, terms, agreements and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Corporation and the Optionee and their respective successors and assigns.

         15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Corporation and the Optionee relating to the subject matter hereof.

         16. Governing Law. This Agreement shall be governed by the laws of the State of Texas.


         17. Captions. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                          CORPORATION:

                                          GREY WOLF, INC.


                                     By:
                                          -------------------------------
                                          David W. Wehlmann
                                          Senior Vice President and
                                          Chief Financial Officer


                                          OPTIONEE:


                                          --------------------------------
                                          ----------------------


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                          ACKNOWLEDGMENT OF SPOUSE TO
                 TERMS OF NON-QUALIFIED STOCK OPTION AGREEMENT

         I, ______________, am the spouse of _______________________
("Optionee"), and I am fully aware of, understand, and fully consent and agree to the provisions of the Non-Qualified Stock Option Agreement, dated February 24, 2000 (the "Agreement") executed by Optionee and GREY WOLF, INC. (the "Corporation"). I understand the binding effect of this Agreement and its binding effect upon any interest, community or otherwise, I may now or hereafter own with respect to any option or stock of the Corporation which is the subject of the Agreement, and I agree that the termination for any reason of my marital relationship with Optionee shall not have the effect of removing any such option or stock of the Corporation from the coverage of the Agreement.

         Signed this day of ______________, 2000.


                                         --------------------------------------
                                                         , Spouse of
                                         ----------------            ----------

                                    ANNEX I

                                GREY WOLF, INC.

                                EXERCISE NOTICE


                                                       ------------------, -----

GREY WOLF, Inc.
10370 Richmond Ave., Suite 600
Houston, Texas 77042

Gentlemen:

         I hereby acknowledge that I am acquiring _____________ shares ("Shares") of common stock, $0.10 par value, of GREY WOLF, Inc. ("Corporation") pursuant to that certain Non-Qualified Stock Option Agreement dated _________, 2000 (the "Agreement").

         I understand that the Shares have not been registered under the Securities Act of 1933 (the "Act") on the grounds that the transfer to me is exempt from registration pursuant to Section 4(2) of the Act.

         By executing this letter, I represent that I am acquiring the Shares for investment for my own account and not as a nominee or agent or with a view to, or for resale in connection with, any distribution of such Shares within the meaning of the Act. I further represent that I do not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations in any of the Shares to any third persons.

         I understand that, unless the Shares are then registered under the Act, I may only dispose of the Shares with the prior written consent of the Corporation.

         I also understand that, unless the Shares are issued pursuant to an effective registration statement under the Act, a legend substantially in the form set below shall be placed on each certificate representing the Shares and on any substitutes thereof:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE BLUE SKY LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL FOR THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH SALE, ASSIGNMENT OR TRANSFER."

         I also understand that the Corporation may issue stop transfer instructions to the Corporation's transfer agent, if any, with respect to the Shares or, if the Corporation transfers its own securities, it may make a notation in the appropriate records that the Shares cannot be transferred without an opinion of counsel in the form required by this paragraph.

         I also understand that a legend as set forth below will be placed on each certificate representing the Shares or any substitutes thereof:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY THE TERMS OF THE 1996 EMPLOYEE STOCK OPTION PLAN OF THE CORPORATION, DATED JULY 29, 1996, WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND A COPY OF WHICH WILL BE PROVIDED FOR INSPECTION UPON WRITTEN REQUEST."

         I understand that I may be required to include in my taxable income the amount by which the value of the Shares exceeds the exercise price paid and I hereby authorizes the Corporation to withhold Shares of a value equivalent to the amount of tax required to be withheld by the Corporation out of any taxable income derived by me; provided, however, that I may, in the alternative, in order to satisfy such withholding requirement, deliver to the Corporation cash or other shares of the Corporation's common stock owned by me.

         I understand the nature of the Shares and the financial risks thereof. I do not desire any further information or data concerning the Corporation.

                                            Very truly yours,


                                            -----------------------------------
                                            Optionee Name

                                            Date:______________________________


                               Annex I - Page 2